   As filed with the Securities and Exchange Commission on February 4, 1997

                                        Registration Statement No. 333-______
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           ------------------------

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           ------------------------

                      MISSISSIPPI VALLEY BANCSHARES, INC.
                    --------------------------------------
            (Exact name of Registrant as specified in its charter)

             Missouri                              43-1336298
     ------------------------           ----------------------------------
     (State of incorporation)           I.R.S. Employer Identification No.

           700 Corporate Plaza Drive, St. Louis, Missouri  63105
         ---------------------------------------------------------
         (Address of Principal Executive Offices)       (Zip Code)


                  1991 STOCK OPTION PLAN (FIVE-YEAR OPTIONS)
                 ---------------------------------------------
                          (Full title of the plan)

                                Andrew N. Baur
                     Chairman and Chief Executive Officer
                      Mississippi Valley Bancshares, Inc.
                           700 Corporate Plaza Drive
                           St. Louis, Missouri 63105
                    --------------------------------------
                    (Name and address of agent for service)

                                (314) 268-2580
              --------------------------------------------------
         (Telephone number, including area code, of agent for service)



                     CALCULATION OF REGISTRATION FEE

================================================================================================================================
 Title of securities            Amount to be         Proposed maximum             Proposed maximum             Amount of
  to be registered               registered       offering price per share    Aggregate offering price      registration fee
---------------------          --------------    --------------------------  ---------------------------   ------------------
Common Stock, par              200,000 shares           $47.00<F*>                 $9,400,000.00             $2,848.48
value $1.00 per share

<F*> Average of high and low trading prices of registrant's Common Stock as quoted on the NASDAQ National Market on January 29, 1997.

                           ------------------------

      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                            PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



      This Registration Statement is being filed for the purpose of registering additional securities of the same class (common stock, par value $1.00 per share) as other securities for which an earlier registration statement on Form S-8 relating to the same employee benefit plan is effective.

      Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement, File No. 33-70208, are hereby incorporated by reference.



ITEM 5:   INTEREST OF NAMED EXPERTS AND COUNSEL.  Frederick O.
          -------------------------------------
Hanser, who is of counsel to the law firm of Armstrong, Teasdale, Schlafly & Davis, the firm giving the opinion set forth in Exhibit 5 of this Registration Statement, is a member of the Board of Directors of the registrant and owns 35,280 shares (<1%) of the registrant's common stock.



ITEM 8:  EXHIBITS.  The Exhibits listed in the Exhibit Index below, hereby
         --------
incorporated by reference, are filed as a part of this Registration
Statement.

                                 SIGNATURES
                                 ----------

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on January 27, 1997.
       ---

                                    MISSISSIPPI VALLEY BANCSHARES, INC.


                                    By:   s/ANDREW N. BAUR
                                        ---------------------------------
                                         Andrew N. Baur, Chairman and
                                         Chief Executive Officer



      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Each person whose signature appears below constitutes and appoints Andrew N. Baur and Linn H. Bealke his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

January 27, 1997     s/ANDREW N. BAUR                         Chairman, Chief Executive
        --         --------------------------------------     Officer and Director
                    Andrew N. Baur                            (Principal Executive Officer)


January 27, 1997     s/LINN H. BEALKE                         President and Director
        --         --------------------------------------
                    Linn H. Bealke


January 28, 1997     s/JOHN T. BAUMSTARK                      Director
        --         --------------------------------------
                    John T. Baumstark



January 29, 1997     s/ALICE C. BEHAN                         Director
        --         --------------------------------------
                    Alice C. Behan


January 28, 1997     s/WILLIAM H. T. BUSH                     Director
        --         --------------------------------------
                    William H. T. Bush


January   , 1997                                              Director
        --         --------------------------------------
                    Franklin J. Cornwell, Jr.


January 29, 1997     s/THEODORE P. DESLOGE, JR.               Director
        --         --------------------------------------
                    Theodore P. Desloge, Jr.


January 28, 1997     s/LOUIS N. GOLDRING                      Director
        --         --------------------------------------
                    Louis N. Goldring


January 28, 1997     s/RICHARD T. GROTE                       Director
        --         --------------------------------------
                    Richard T. Grote


January 28, 1997     s/FREDERICK O. HANSER                    Director
        --         --------------------------------------
                    Frederick O. Hanser


January   , 1997                                              Director
        --         --------------------------------------
                    Donna D. Lambert


January 28, 1997     s/MICHAEL D. LATTA                       Director
        --         --------------------------------------
                    Michael D. Latta


January 28, 1997     s/MONT S. LEVY                           Director
        --         --------------------------------------
                    Mont S. Levy


January 28, 1997     s/LEWIS B. SHEPLEY                        Director
        --         --------------------------------------
                    Lewis B. Shepley


January 27, 1997     s/PAUL M. STRIEKER                       Executive Vice President,
        --         --------------------------------------     Controller, Assistant
                    Paul M. Strieker                          Secretary and Chief
                                                              Financial Officer

                                 EXHIBIT INDEX


      Exhibit           Description
      -------           -----------

        5           Opinion of Armstrong, Teasdale, Schlafly & Davis regarding legality of shares being registered.

       23.1         Consent of Armstrong, Teasdale, Schlafly & Davis (incorporated in
                    Exhibit 5).

       23.2         Consent of Ernst & Young, LLP.

       24           Powers of Attorney (see Signature Page).